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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                      -----------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  June 5, 2000


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     1-13071                 76-0625124
(State or Other Jurisdiction     (Commission File           (IRS Employer
    of Incorporation)                 Number)            Identification No.)

12001 North Houston Rosslyn                                      77086
Houston, Texas  77086                                         (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.    Other Events.

See the following press release announcing the closing of the acquisition of Applied Process Solutions, Inc. by Hanover Compressor Company.

HANOVER COMPRESSOR CLOSES ACQUISITION OF APPLIED PROCESS SOLUTIONS, INC.

HOUSTON, June 5, 2000 - Hanover Compressor Company (NYSE: HC), the leader in outsourced compression services for the natural gas industry, today announced completion of its acquisition of Applied Process Solutions, Inc. (APSI), one of the world's leading suppliers of natural gas and oil processing equipment, in an all-stock transaction

Hanover acquired the privately held Tulsa, Oklahoma-based company in exchange for 1,150,000 shares of Hanover common stock.

"The acquisition of APSI provides Hanover shareholders with a significant extension of Hanover's global market reach in outsourced services to the natural gas industry," said Michael J. McGhan, President and Chief Executive Officer of Hanover Compressor. "It enables us to provide additional process treating services on an outsource basis to large customers, who already have experienced and understand the value of Hanover's core contract gas compression service.
The various units of APSI add world-class process design and manufacturing capability, substantial international experience, and geographically complementary customer relationships that enable Hanover to compete more effectively on large-scale, turnkey projects in Europe, Africa, the Middle East and the Asia-Pacific region."

Applied Process Solutions, a leading designer, manufacturer and installer of a full range of skid-mounted processing equipment for the natural gas industry, incorporates such well-established companies as T.H. Russell Co. of Tulsa, Oklahoma, and Maloney Industries of Calgary, Alberta, Canada. APSI has sales, engineering and manufacturing facilities in Tulsa, OK, Houston, TX, Calgary and Edmonton, Alberta, Canada, Mexico City, Beijing, China and London and Birmingham, England, positioning the company to significantly add to Hanover's geographic market reach and existing outsourced turnkey gas treating and gas handling business. APSI has almost 500 employees and production facilities in the U.S., Canada and the U.K. APSI had 1999 revenues of $73.9 million and anticipates revenues of approximately $95 million this year.

Hanover Compressor Company is the market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

This news release contains forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the demand for Hanover's products and services. These projections
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and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended December 31, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HANOVER COMPRESSOR COMPANY

Date: June 6, 2000                 By:    /s/ Michael J. McGhan
                                          ------------------------------------
                                   Name:  Michael J. McGhan
                                   Title: President and Chief Executive Officer